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                                                                       Exhibit 5


August 11, 1998


Infonautics, Inc.
900 West Valley Road
Suite 100
Wayne, Pennsylvania  19087

Re:      Infonautics, Inc.
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

As counsel to Infonautics, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of 2,098,682 shares of the Company's Class A Common Stock, no par value (the "Shares").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Certificate of Determination of Series A Convertible Preferred Stock (the "Certificate"); (e) the Warrants; and (f) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the Pennsylvania Business Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares, when and to the extent issued by the Company upon the conversion of the Series A Convertible Preferred Stock and upon the exercise of the Warrants in the manner contemplated in the Certificate and the Warrants, respectively, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours.

/s/ Morgan, Lewis & Bockius LLP